UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 3, 2012 (December 31, 2011)

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	001-33067	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey	07890
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.             Regulation FD Disclosure.

On September 20, 2011 Selective Insurance Group, Inc., a corporation organized under the laws of the State of New Jersey (“Selective”) announced that it had agreed to acquire from Montpelier Re U.S. Holdings Ltd., a Delaware corporation (“Seller”), all of the issued and outstanding shares of common stock of Montpelier U.S. Insurance Company, a stock property and casualty insurance company domiciled in the State of Oklahoma (“MUSIC”).

On December 31, 2011 Selective completed the acquisition of MUSIC and entered into certain ancillary agreements with Seller and certain of their respective affiliates.  In addition, Montpelier Reinsurance Ltd., a Class 4 insurer organized under the laws of Bermuda and an affiliate of Seller (“Montpelier Re”) and MUSIC entered into several reinsurance agreements that indemnify Selective for any adverse loss development and any other obligations of MUSIC that relate to business written on or prior to December 31, 2011.  The reinsurance obligations of Montpelier Re are collateralized through a trust arrangement for the benefit of MUSIC.

The information contained in this report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.  Selective makes no admission as to the materiality of any information in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date: January 3, 2012	By:	/s/ Michael H. Lanza
Michael H. Lanza
Executive Vice President and General Counsel